Exhibit 99.1

MongoDB, Inc. Announces Fourth Quarter and Full Year Fiscal 2020 Financial Results
Fourth Quarter Fiscal 2020 Total Revenue of $123.5 million, up 44% Year-over-Year
Full Year Fiscal 2020 Total Revenue of $421.7 million, up 58% Year-over-Year
MongoDB Atlas Revenue 41% of Total Q4 Revenue, up over 80% Year-over-Year
New York City, New York - March 17, 2020 - MongoDB, Inc. (NASDAQ: MDB), the leading, modern, general, purpose database platform, today announced its financial results for the fourth quarter and fiscal year ended January 31, 2020.
“MongoDB delivered excellent fourth quarter results that capped off an outstanding year for the company. Customers in all industries and geographies are embracing our modern data platform as the best way to work with data, driving the demand and adoption of our technology,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB. “We’re also pleased with the continued success of our global cloud database, Atlas, which surpassed the $200 million annualized revenue run rate in the fourth quarter. Multi-cloud is becoming a strategic imperative for enterprises, and Atlas is uniquely positioned to give our customers the freedom to run anywhere and leverage the benefits of each cloud provider.”
“As we look ahead to fiscal 2021, we strongly believe that the database market is at the very beginning of a profound platform shift towards the cloud over the next decade. We believe that MongoDB is exceptionally well positioned to be one of the key beneficiaries in this platform shift.”
Senior Leadership Update
Eliot Horowitz, our co-founder and CTO, has decided, after almost 13 years with MongoDB, to step down as CTO and as a director of the company effective as of our Annual Meeting, July 10, 2020. He will become a technical advisor to MongoDB after leaving his full-time role.
“I want to thank Eliot for his technical vision, leadership and immense contributions since co-founding the company,” said Dev Ittycheria. “Eliot, together with the other founders of MongoDB, realized 13 years ago that the incumbent database technology was ill suited for the needs of developers building modern applications. Their insight and hard work resulted in the document model, a fundamentally different way to persist data that addresses the rigidity and scalability limitations of relational databases. Today, MongoDB is the world’s most popular modern database with more than 90 million downloads, 1.5M Atlas free tier users, 17,000 customers, nearly 2000 employees in 26 countries, and a strong and deep leadership team that will carry on with the vision set forth by Eliot.”
Fourth Quarter Fiscal 2020 Financial Highlights

•
Revenue: Total revenue was $123.5 million in the fourth quarter fiscal 2020, an increase of 44% year-over-year. Subscription revenue was $117.8 million, an increase of 46% year-over-year, and services revenue was $5.7 million, an increase of 17% year-over-year.

•
Gross Profit: Gross profit was $88.7 million in the fourth quarter fiscal 2020, representing a 72% gross margin, compared to 70% in the year-ago period. Non-GAAP gross profit was $91.2 million, representing a 74% non-GAAP gross margin.

•
Loss from Operations: Loss from operations was $40.9 million in the fourth quarter fiscal 2020, compared to $23.8 million in the year-ago period. Non-GAAP loss from operations was $12.0 million, compared to $9.7 million in the year-ago period.

•
Net Loss: Net loss was $62.6 million, or $1.10 per share, based on 56.9 million weighted-average shares outstanding in the fourth quarter fiscal 2020. This compares to $22.2 million, or $0.41 per share, based on 53.8 million weighted-average shares outstanding in the year-ago period. Non-GAAP net loss was $14.5 million or $0.25 per share. This compares to $9.1 million or $0.17 per share in the year-ago period.

•
Cash Flow: As of January 31, 2020, MongoDB had $987.0 million in cash, cash equivalents, short-term investments and restricted cash. During the three months ended January 31, 2020, MongoDB used $8.6 million of cash from operations, $1.2 million in capital expenditures and $1.1 million in principal repayments of finance leases, leading to negative free cash flow of $10.9 million, compared to negative free cash flow of $12.6 million in the year-ago period.

Full Year Fiscal 2020 Financial Highlights

•
Revenue: Total revenue was $421.7 million for the full year fiscal 2020, an increase of 58% year-over-year. Subscription revenue was $399.8 million, an increase of 61% year-over-year, and services revenue was $21.9 million, an increase of 18% year-over-year.

•
Gross Profit: Gross profit was $296.4 million for the full year fiscal 2020, representing a 70% gross margin compared to 72% the prior year. Non-GAAP gross profit was $304.4 million, representing a 72% non-GAAP gross margin.

•
Loss from Operations: Loss from operations was $147.9 million for the full year fiscal 2020, compared to $97.8 million in the prior year. Non-GAAP loss from operations was $53.7 million, compared to $54.2 million in the prior year.

•
Net Loss: Net loss was $175.5 million, or $3.14 per share, based on 55.9 million weighted-average shares outstanding, for the full year fiscal 2020. This compares to $99.0 million, or $1.90 per share, based on 52.0 million weighted-average shares outstanding, in the prior year. Non-GAAP net loss was $55.9 million or $1.00 per share. This compares to $52.2 million or $1.00 per share in the prior year.

•
Cash Flow: During the year ended January 31, 2020, MongoDB used $29.5 million of cash in operations and $3.6 million in capital expenditures and $1.9 million in principal repayments of finance leases, leading to negative free cash flow of $35.0 million, compared to negative free cash flow of $48.8 million in the prior year.

A reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Fourth Quarter Fiscal 2020 and Recent Business Highlights

•
Fast Company ranked MongoDB #2 in the enterprise technology category on its 2020 Most Innovative Companies list. Developers choose MongoDB because it gives them a better way to work with data and allows them to innovate faster. As a result, MongoDB has now been downloaded more than 90 million times from our website alone and there are now more than 1.5 million free deployments on Atlas.

•
Launched the MongoDB Modernization Toolkit in partnership with Informatica and Hitachi Vantara Pentaho to make it easier for enterprises to migrate off of legacy databases like Oracle. These partners have developed tools that simplify the process of identifying and moving data out of relational databases into MongoDB at scale. We intend to utilize these tools with our systems integrator partners, who help our customers with digital transformation initiatives and migrations to the cloud.

•
Deepened our leadership bench with the addition of Mark Porter to the Board of Directors. Porter is the Chief Technology Officer for Grab, an on-demand transportation and financial services company in Southeast Asia, and has been a pioneer in the database industry for decades. He previously led many of Amazon Web Services’ (AWS) database efforts including AWS Relational Database Service (RDS), Amazon Aurora and RDS for PostgreSQL. Prior to Amazon, Porter held various roles including Vice President of Engineering at Oracle Corporation and being an early member of the Oracle Database Kernel group.

Business Outlook
Based on information as of today, March 17, 2020, MongoDB is issuing the following financial guidance for the first quarter and full year fiscal 2021. Please note that this guidance includes our current expectation of an estimated $1 - $2 million negative revenue impact from COVID-19 outbreak for the first quarter, and $15 - $25 million for the full year fiscal 2021. The situation regarding COVID-19 is uncertain and is changing rapidly and MongoDB will continue to evaluate its potential impact on its business.

	First Quarter Fiscal 2021	Full Year Fiscal 2021
Revenue	$119.0 million to $121.0 million	$510.0 million to $530.0 million
Non-GAAP Loss from Operations	$(14.0) million to $(12.0) million	$(78.0) million to $(68.0) million
Non-GAAP Net Loss per Share	$(0.25) to $(0.22)	$(1.40) to $(1.23)
Reconciliation of non-GAAP loss from operations and non-GAAP net loss per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, March 17, 2020, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, dial 888-317-6016 (domestic) or 412-317-6016 (international). A replay of this conference call will be available for a limited time at 877-344-7529 (domestic) or 412-317-0088 (international). The replay conference ID is 10139634. A replay of the webcast will also be available for a limited time at https://investors.mongodb.com.
About MongoDB
MongoDB is the leading modern, general purpose database platform, designed to unleash the power of software and data for developers and the applications they build. Headquartered in New York, MongoDB has more than 17,000 customers in over 100 countries. The MongoDB database platform has been downloaded over 90 million times and there have been more than one million MongoDB University registrations.
Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the first fiscal quarter and full year fiscal 2021; the anticipated impact of the coronavirus disease (COVID-19) outbreak on our future results of operations, our future growth and the potential of MongoDB Atlas; and our ability to transform the global database industry and to capitalize on our market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: our limited operating history; our history of losses; failure of our database platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; the price volatility of our common stock; the financial impacts of the coronavirus disease (COVID-19) outbreak on our customers, our potential customers, the global financial markets and our business and future results of operations; the impact that the precautions we have taken in our business relative to the coronavirus disease (COVID-19) outbreak may have on our business and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission (“SEC”) filings and reports, including our Quarterly Report on Form 10-Q filed on December 10, 2019, as well as future filings and reports by us. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.
Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense. Non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share exclude:

•	stock-based compensation expense;

•	amortization of intangible assets for the acquired technology and acquired customer relationships associated with the purchase of Realm, as well as for the prior acquisitions of mLab and WiredTiger;

•	amortization of time-based founder payments associated with the mLab purchase that was deemed to be compensation expense for GAAP purposes;

•	acquisition costs associated with the purchase of Realm in fiscal 2020 and mLab in fiscal 2019;

•	accelerated charges associated with the New York City office move in the third quarter fiscal 2019;

•
in the case of non-GAAP net loss, non-cash interest expense related to our convertible senior notes, a non-recurring loss from the early extinguishment of debt related to the partial repurchase of our 0.75% convertible senior notes due 2024 and non-recurring income tax benefits associated with the acquisitions of Realm and mLab intangible assets.

MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which present similar non-GAAP financial measures to investors.
Free cash flow represents net cash used in operating activities less capital expenditures, principal repayments of finance lease liabilities and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures, principal repayments of finance lease liabilities and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.
Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com

Media Relations
Mark Wheeler
MongoDB
866-237-8815 x7186
communications@mongodb.com

MONGODB, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	As of January 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$706,192	$147,831
Short-term investments	280,326	318,139
Accounts receivable, net of allowance for doubtful accounts of $2,515 and $1,539 as of January 31, 2020 and 2019, respectively	85,554	72,808
Deferred commissions	24,219	15,878
Prepaid expenses and other current assets	16,905	11,580
Total current assets	1,113,196	566,236
Property and equipment, net	58,316	73,664
Operating lease right-of-use assets	11,147	—
Goodwill	55,830	41,878
Acquired intangible assets, net	34,779	15,894
Deferred tax assets	615	1,193
Other assets	54,684	34,611
Total assets	$1,328,567	$733,476
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,849	$2,153
Accrued compensation and benefits	41,427	25,982
Operating lease liabilities	3,750	—
Other accrued liabilities	26,860	14,169
Deferred revenue	167,498	122,333
Total current liabilities	242,384	164,637
Deferred rent, non-current	—	2,567
Deferred tax liability, non-current	821	106
Operating lease liabilities, non-current	8,113	—
Deferred revenue, non-current	23,281	15,343
Convertible senior notes, net	911,075	216,858
Other liabilities, non-current	60,035	69,399
Total liabilities	1,245,709	468,910
Stockholders’ equity:
Class A common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of January 31, 2020 and 2019; 48,512,090 and 36,286,573 shares issued and outstanding as of January 31, 2020 and 2019, respectively	48	36
Class B common stock, par value of $0.001 per share; 100,000,000 shares authorized as of January 31, 2020 and 2019; 8,969,824 and 18,134,608 shares issued as of January 31, 2020 and 2019, respectively; 8,870,453 and 18,035,237 shares outstanding as of January 31, 2020 and 2019, respectively	9	18
Additional paid-in capital	752,127	754,612
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of January 31, 2020 and 2019	(1,319)	(1,319)
Accumulated other comprehensive income (loss)	225	(174)
Accumulated deficit	(668,232)	(488,607)
Total stockholders’ equity	82,858	264,566
Total liabilities and stockholders’ equity	$1,328,567	$733,476

MONGODB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Revenue:
Subscription	$117,849	$80,632	$399,826	$248,391
Services	5,674	4,852	21,894	18,625
Total revenue	123,523	85,484	421,720	267,016
Cost of revenue:
Subscription(1)	28,226	20,821	101,691	56,255
Services(1)	6,565	4,746	23,665	17,313
Total cost of revenue	34,791	25,567	125,356	73,568
Gross profit	88,732	59,917	296,364	193,448
Operating expenses:
Sales and marketing(1)	67,234	42,482	223,893	148,296
Research and development(1)	41,638	26,600	149,033	89,854
General and administrative(1)	20,763	14,596	71,304	53,063
Total operating expenses	129,635	83,678	444,230	291,213
Loss from operations	(40,903)	(23,761)	(147,866)	(97,765)
Other expense, net	(19,396)	(2,424)	(28,312)	(4,564)
Loss before provision for income taxes	(60,299)	(26,185)	(176,178)	(102,329)
Provision for (benefit from) income taxes	2,264	(3,998)	(656)	(3,318)
Net loss	$(62,563)	$(22,187)	$(175,522)	$(99,011)
Net loss per share, basic and diluted	$(1.10)	$(0.41)	$(3.14)	$(1.90)
Weighted-average shares used to compute net loss per share, basic and diluted	56,943,622	53,825,561	55,939,032	52,034,596

(1) Includes stock-based compensation expense as follows:
	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Cost of revenue—subscription	$1,520	$644	$4,996	$2,047
Cost of revenue—services	940	439	3,047	1,239
Sales and marketing	8,912	3,620	26,640	11,059
Research and development	9,173	3,446	26,686	11,687
General and administrative	4,193	2,404	14,407	11,371
Total stock‑based compensation expense	$24,738	$10,553	$75,776	$37,403

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Cash flows from operating activities
Net loss	$(62,563)	$(22,187)	$(175,522)	$(99,011)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,959	2,458	12,783	5,792
Stock-based compensation	24,738	10,553	75,776	37,403
Amortization of debt discount and issuance costs	5,014	3,166	14,847	7,399
Amortization of finance right-of-use assets	994	—	3,976	—
Amortization of operating right-of-use assets	960	—	3,015	—
Non-cash interest on office financing lease	—	911	1,823	1,570
Deferred income taxes	1,249	(4,609)	(3,292)	(4,960)
Accretion of discount on short-term investments	(441)	(1,308)	(4,060)	(3,875)
Loss on early extinguishment of debt	14,522	—	14,522	—
Change in operating assets and liabilities:
Accounts receivable	(17,815)	(23,228)	(12,692)	(19,445)
Prepaid expenses and other current assets	(3,983)	(36)	(3,794)	(1,487)
Deferred commissions	(16,157)	(6,549)	(28,362)	(16,134)
Other long-term assets	95	(181)	(53)	(214)
Accounts payable	665	(748)	513	(913)
Deferred rent	—	384	—	1,642
Accrued liabilities	4,263	6,380	20,439	13,564
Operating lease liabilities	(1,312)	—	(3,291)	—
Deferred revenue	38,156	25,514	53,054	36,680
Other liabilities, non-current	38	—	778	—
Net cash used in operating activities	(8,618)	(9,480)	(29,540)	(41,989)
Cash flows from investing activities
Purchases of property and equipment	(1,214)	(3,150)	(3,564)	(6,848)
Acquisitions, net of cash acquired	—	(55,517)	(38,629)	(55,517)
Proceeds from maturities of marketable securities	60,000	244,000	470,000	450,000
Purchases of marketable securities	(65,922)	(178,178)	(429,452)	(547,914)
Net cash provided by (used in) investing activities	(7,136)	7,155	(1,645)	(160,279)
Cash flows from financing activities
Proceeds from exercise of stock options, including early exercised stock options	3,492	4,613	16,775	22,244
Proceeds from the issuance of common stock under the Employee Stock Purchase Plan	7,026	4,906	13,420	10,532
Repurchase of early exercised stock options	(8)	—	(43)	(327)
Principal repayments of finance leases	(1,117)	—	(1,915)	—
Proceeds from borrowings on convertible senior notes, net of issuance costs	1,132,991	—	1,132,991	291,145
Payments for partial repurchase of 2024 convertible senior notes	(479,070)	—	(479,070)	—
Payment for purchase of capped calls	(92,920)	—	(92,920)	(37,086)
Proceeds from tenant improvement allowance on build-to-suit lease	—	1,095	—	1,728
Net cash provided by financing activities	570,394	10,614	589,238	288,236
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	244	53	306	(48)
Net increase in cash, cash equivalents, and restricted cash	554,884	8,342	558,359	85,920
Cash, cash equivalents, and restricted cash, beginning of period	151,822	140,005	148,347	62,427
Cash, cash equivalents, and restricted cash, end of period	$706,706	$148,347	$706,706	$148,347

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$88,732	$59,917	$296,364	$193,448
Gross margin (Gross profit/Total revenue) on a GAAP basis	72%	70%	70%	72%
Add back:
Stock-based compensation expense: Cost of Revenue—Subscription	1,520	644	4,996	2,047
Stock-based compensation expense: Cost of Revenue—Services	940	439	3,047	1,239
Non-GAAP gross profit	$91,192	$61,000	$304,407	$196,734
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	74%	71%	72%	74%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Sales and marketing operating expense on a GAAP basis	$67,234	$42,482	$223,893	$148,296
Less:
Stock-based compensation expense	8,912	3,620	26,640	11,059
Amortization of intangible assets associated with acquisitions	766	680	2,978	698
Non-GAAP sales and marketing operating expense	$57,556	$38,182	$194,275	$136,539

Research and development operating expense on a GAAP basis	$41,638	$26,600	$149,033	$89,854
Less:
Stock-based compensation expense	9,173	3,446	26,686	11,687
Amortization of intangible assets and time-based founder payments associated with acquisitions	3,350	2,897	14,763	3,542
Non-GAAP research and development operating expense	$29,115	$20,257	$107,584	$74,625

General and administrative operating expense on a GAAP basis	$20,763	$14,596	$71,304	$53,063
Less:
Stock-based compensation expense	4,193	2,404	14,407	11,371
Acquisition costs	—	—	641	450
Accelerated charges associated with the New York City office move	—	—	—	1,450
Non-GAAP general and administrative operating expense	$16,570	$12,192	$56,256	$39,792

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(40,903)	$(23,761)	$(147,866)	$(97,765)
Add back:
Stock-based compensation expense	24,738	10,553	75,776	37,403
Amortization of intangible assets and time-based founder payments associated with acquisitions	4,116	3,577	17,741	4,240
Acquisition costs	—	(60)	641	450
Accelerated charges associated with the New York City office move	—	—	—	1,450
Non-GAAP loss from operations	$(12,049)	$(9,691)	$(53,708)	$(54,222)

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(62,563)	$(22,187)	$(175,522)	$(99,011)
Add back:
Stock-based compensation expense	24,738	10,553	75,776	37,403
Amortization of intangible assets and time-based founder payments associated with acquisitions	4,116	3,577	17,741	4,240
Acquisition costs	—	(60)	641	450
Accelerated charges associated with the New York City office move	—	—	—	1,450
Non-cash interest expense related to convertible senior notes	5,014	3,166	14,847	7,399
Non-recurring loss from the early extinguishment of debt	14,522	—	14,522	—
Non-recurring income tax benefit associated with the acquisition of intangible assets	(346)	(4,119)	(3,882)	(4,119)
Non-GAAP net loss	$(14,519)	$(9,070)	$(55,877)	$(52,188)

Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net loss per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(1.10)	$(0.41)	$(3.14)	$(1.90)
Add back:
Stock-based compensation expense	0.43	0.20	1.35	0.72
Amortization of intangible assets and time-based founder payments associated with acquisitions	0.07	0.06	0.32	0.08
Acquisition costs	—	—	0.01	0.01
Accelerated charges associated with the New York City office move	—	—	—	0.03
Non-cash interest expense related to convertible senior notes	0.09	0.06	0.27	0.14
Non-recurring loss from the early extinguishment of debt	0.26	—	0.26	—
Non-recurring income tax benefit associated with the acquisition of intangible assets	—	(0.08)	(0.07)	(0.08)
Non-GAAP net loss per share, basic and diluted	$(0.25)	$(0.17)	$(1.00)	$(1.00)
The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Net cash used in operating activities	$(8,618)	$(9,480)	$(29,540)	$(41,989)
Capital expenditures	(1,214)	(3,150)	(3,564)	(6,848)
Principal repayments of finance leases	(1,117)	—	(1,915)	—
Capitalized software	—	—	—	—
Free cash flow	$(10,949)	$(12,630)	$(35,019)	$(48,837)

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
Quarterly Presentation of Expanded NON-GAAP Operating Expenses
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended
	January 31, 2020	October 31, 2019	July 31, 2019	April 30, 2019	January 31, 2019	October 31, 2018	July 31, 2018	April 30, 2018
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$88,732	$77,250	$69,166	$61,216	$59,917	$54,024	$43,117	$36,390
Gross margin (Gross profit/Total revenue) on a GAAP basis	72%	71%	70%	68%	70%	75%	72%	73%
Add back:
Stock-based compensation expense: Cost of Revenue—Subscription	1,520	1,274	1,214	988	644	555	489	359
Stock-based compensation expense: Cost of Revenue—Services	940	793	721	593	439	335	281	184
Non-GAAP gross profit	$91,192	$79,317	$71,101	$62,797	$61,000	$54,914	$43,887	$36,933
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	74%	72%	72%	70%	71%	77%	74%	74%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Sales and marketing operating expense on a GAAP basis	$67,234	$57,015	$53,524	$46,120	$42,482	$36,080	$36,537	$33,197
Less:
Stock-based compensation expense	8,912	6,844	5,944	4,940	3,620	3,090	2,129	2,218
Amortization of intangible assets associated with acquisitions	766	766	766	680	680	6	6	6
Non-GAAP sales and marketing operating expense	$57,556	$49,405	$46,814	$40,500	$38,182	$32,984	$34,402	$30,973

Research and development operating expense on a GAAP basis	$41,638	$39,387	$37,140	$30,868	$26,600	$23,179	$21,430	$18,645
Less:
Stock-based compensation expense	9,173	6,879	6,114	4,520	3,446	3,131	2,904	2,206
Amortization of intangible assets and Founder Holdback associated with acquisitions	3,350	4,261	4,252	2,900	2,897	215	215	215
Non-GAAP research and development operating expense	$29,115	$28,247	$26,774	$23,448	$20,257	$19,833	$18,311	$16,224

General and administrative operating expense on a GAAP basis	$20,763	$19,562	$16,174	$14,805	$14,596	$14,986	$12,254	$11,227
Less:
Stock-based compensation expense	4,193	3,577	3,669	2,968	2,404	3,153	3,206	2,610
Acquisition costs	—	64	231	346	(60)	510	—	—
Accelerated charges associated with the New York City office move	—	—	—	—	—	1,450	—	—
Non-GAAP general and administrative operating expense	$16,570	$15,921	$12,274	$11,491	$12,252	$9,873	$9,048	$8,617

	Three Months Ended
	January 31, 2020	October 31, 2019	July 31, 2019	April 30, 2019	January 31, 2019	October 31, 2018	July 31, 2018	April 30, 2018
Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(40,903)	$(38,714)	$(37,672)	$(30,577)	$(23,761)	$(20,221)	$(27,104)	$(26,679)
Add back:
Stock-based compensation expense	24,738	19,367	17,662	14,009	10,553	10,264	9,009	7,577
Amortization of intangible assets and Founder Holdback associated with acquisitions	4,116	5,027	5,018	3,580	3,577	221	221	221
Acquisition costs	—	64	231	346	(60)	510	—	—
Accelerated charges associated with the New York City office move	—	—	—	—	—	1,450	—	—
Non-GAAP loss from operations	$(12,049)	$(14,256)	$(14,761)	$(12,642)	$(9,691)	$(7,776)	$(17,874)	$(18,881)

Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(62,563)	$(42,383)	$(37,336)	$(33,240)	$(22,187)	$(22,487)	$(27,782)	$(26,555)
Add back:
Stock-based compensation expense	24,738	19,367	17,662	14,009	10,553	10,264	9,009	7,577
Amortization of intangible assets associated with acquisitions and mLab Founder Holdback	4,116	5,027	5,018	3,580	3,577	221	221	221
Acquisition costs	—	64	231	346	(60)	510	—	—
Accelerated charges associated with the New York City office move	—	—	—	—	—	1,450	—	—
Non-cash interest expense related to convertible senior notes	5,014	3,335	3,277	3,221	3,166	3,139	1,094	—
Non-recurring loss from the early extinguishment of debt	14,522	—	—	—	—	—	—	—
Non-recurring income tax benefit associated with the acquisition of intangible assets	(346)	—	(3,536)	—	(4,119)	—	—	—
Non-GAAP net loss	$(14,519)	$(14,590)	$(14,684)	$(12,084)	$(9,070)	$(6,903)	$(17,458)	$(18,757)

Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net loss per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(1.10)	$(0.75)	$(0.67)	$(0.61)	$(0.41)	$(0.43)	$(0.54)	$(0.53)
Add back:
Stock-based compensation expense	0.43	0.34	0.32	0.26	0.20	0.19	0.18	0.15
Amortization of intangible assets associated with acquisitions and mLab Founder Holdback	0.07	0.09	0.09	0.06	0.06	0.01	—	0.01
Acquisition costs	—	—	—	0.01	—	0.01	—	—
Accelerated charges associated with the New York City office move	—	—	—	—	—	0.03	—	—
Non-cash interest expense related to convertible senior notes	0.09	0.06	0.06	0.06	0.06	0.06	0.02	—
Non-recurring loss from the early extinguishment of debt	0.26	—	—	—	—	—	—	—
Non-recurring income tax benefit associated with the acquisition of intangible assets	—	—	(0.06)	—	(0.08)	—	—	—
Non-GAAP net loss per share, basic and diluted	$(0.25)	$(0.26)	$(0.26)	$(0.22)	$(0.17)	$(0.13)	$(0.34)	$(0.37)

MONGODB, INC.
CUSTOMER COUNT METRICS
The following table presents certain customer count information as of the periods indicated:

	1/31/2018	4/30/2018	7/31/2018	10/31/2018	1/31/2019	4/30/2019	7/31/2019	10/31/2019	1/31/2020
Total Customers	5,700+	6,600+	7,400+	8,300+	13,400+	14,200+	15,000+	15,900+	17,000+
Direct Sales Customers(a)	1,450+	1,550+	1,600+	1,700+	1,750+	1,800+	1,850+	1,900+	2,000+
MongoDB Atlas Customers	3,400+	4,400+	5,300+	6,200+	11,400+	12,300+	13,200+	14,200+	15,400+
Customers over $100K(b)	354	394	438	490	557	598	622	688	751
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.
(b) Represents the number of customers with $100,000 or greater in annualized recurring revenue (“ARR”) and annualized monthly recurring revenue (“MRR”). ARR includes the revenue we expect to receive from our customers over the following 12 months based on contractual commitments and, in the case of Direct Sales Customers of MongoDB Atlas, by annualizing the prior 90 days of their actual consumption of MongoDB Atlas, assuming no increases or reductions in their subscriptions or usage. For all other customers of our self-serve products, we calculate annualized MRR by annualizing the prior 30 days of their actual consumption of such products, assuming no increases or reductions in usage. ARR and annualized MRR exclude professional services. Prior to January 31, 2020, ARR from Direct Sales Customers of MongoDB Atlas was based on their contractual commitments instead of their actual consumption. We believe that our new consumption-based ARR calculation better reflects current customer behavior. The impact of this change on prior reported periods is immaterial.